UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2023 (July 31, 2023)

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2023, Runway Growth Finance Corp., a Maryland corporation (the “Company”), announced that R. David Spreng, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, will be taking a temporary leave of absence from the Company in order to undergo treatment for a medical condition.

In connection with Mr. Spreng’s temporary leave of absence, on July 31, 2023, Board of Directors (the “Board”) appointed Thomas B. Raterman to temporarily serve as Acting President of the Company, effective immediately. Mr. Raterman joined the Company in 2015 as Chief Financial Officer, Treasurer and Secretary and was appointed Chief Operating Officer in 2021 and will continue to serve in these roles.

On July 31, 2023, the Board also appointed Greg Greifeld, the Managing Director, Deputy Chief Investment Officer and Head of Credit at Runway Growth Credit, LLC, (“Runway”), the Company’s investment adviser, to temporarily serve as Acting Chief Executive Officer of the Company, effective immediately. Mr. Greifeld will continue to serve as Managing Director, Deputy Chief Investment Officer and Head of Credit at Runway. Following multiple consultant assignments for Runway during 2016, Mr. Greifeld formally joined Runway in January 2017. Mr. Greifeld has served on Runway’s investment committee since 2018. Prior to this time, Mr. Greifeld worked for HPS Investment Partners, a $33 billion global alternative investment firm with a focus on directly originated credit (formerly Highbridge Principal Strategies), as a member of the Offices of the CFO/COO with wide ranging responsibilities in portfolio oversight, investor reporting, valuation and fund financing. Additionally, prior to HPS, Mr. Greifeld held roles in several departments at J.P. Morgan, including Technology, Media and Telecom Investment Banking and the Special Investments Group, a Merchant Banking Division of the Chief Investment Office.

There is no arrangement or understanding between Mr. Greifeld and any other person pursuant to which he was appointed as Acting Chief Executive Officer of the Company, nor is there any family relationship between Mr. Greifeld and any of the Company’s directors or other executive officers. Further, with regard to Mr. Greifeld, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Both Mr. Raterman and Mr. Greifeld will serve in their respective acting positions until R. David Spreng returns to his duties as President and Chief Executive Officer, or until their successors are elected and qualified, or until their sooner death, resignation or removal from office.

In addition, on July 31, 2023, Julie Persily, an independent director and Chair of the Audit Committee of the Board, was appointed by the Board as Acting Chairperson of the Board and Lead Independent Director.

The above mentioned appointments were executed in accordance with the Company’s succession plan approved by the Compensation Committee of the Board on April 6, 2023.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated July 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Acting President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary